Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR SECOND QUARTER 2008

Hoffman Estates, Ill. (August 6, 2008) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $418.8 million and net income of $12.7 million, or $0.14 per diluted share, during the second quarter of 2008 compared to net income of $5.1 million, or $0.05 per diluted share, during the second quarter of 2007. The net income of $12.7 million includes income from discontinued operations, net of tax, $1.5 million or $0.02 per diluted share as compared to a loss from discontinued operations, net of tax, ($0.8) million or ($0.01) per diluted share, during the second quarter of 2007.

“We delivered on our operating income target due in large part to ongoing efforts to rationalize the cost structure and drive operational efficiency,” said Gary E. McCullough, president and chief executive officer. “Our student starts were impacted by temporary execution issues within the University Segment, which are being corrected, and a somewhat more adverse impact of the credit crisis than we originally estimated. We remain focused and committed to executing on the key strategies we have outlined to deliver enhanced profitability and sustained long-term growth.”

RESULTS OF CONTINUING OPERATIONS

The company is in the process of teaching out 12 schools currently reported in the Transitional Schools Division. In June 2008, the company completed the sale of our IADT – Toronto campus and completed the teach-out activities at our Brooks College campus located in Sunnyvale, CA. As a result, the results of operations for these two campuses are reported within discontinued operations. Except as otherwise noted, financial data and non-financial metrics reflected in this release exclude discontinued operations.

CEC ANNOUNCES 2Q08 RESULTS ...PG 2

Three Months Ended June 30, 2008

•	Total revenue was $418.8 million during the second quarter of 2008, a 2.2 percent decrease from $428.2 million during the second quarter of 2007.

•

Operating income increased to $14.9 million during the second quarter of 2008, from $3.7 million during the second quarter of 2007. Operating profit margin percentage was 3.6% percent during the second quarter of 2008, a 2.7 percentage point increase relative to an operating profit margin percentage of 0.9 percent during the second quarter of 2007. The increase in the second quarter 2008 operating profit margin percentage was due in part to prior year legal settlements, a reduction in admissions representative headcount, improved representative productivity, lower administration expenses, and a decrease in bad debt expense.

•

Income from continuing operations increased to $11.2 million, or $0.12 per diluted share, during the second quarter of 2008, compared to income from continuing operations of $5.9 million, or $0.06 per diluted share, during the second quarter of 2007.

Six Months Ended June 30, 2008

•	Consolidated revenue was $873.3 million during the six months ended June 30, 2008, relative to $881.0 million during the six months ended June 30, 2007.

•

Operating income declined to $37.4 million during the six months ended June 30, 2008, from $45.3 million during the six months ended June 30, 2007. Operating income margin percentage decreased to 4.3 percent during the six months ended June 30, 2008, from 5.1 percent during the six months ended June 30, 2007.

•

Income from continuing operations during the six months ended June 30, 2008, was $31.8 million, or $0.35 per diluted share, relative to $36.2 million, or $0.38 per diluted share, during the six months ended June 30, 2007.

CEC ANNOUNCES 2Q08 RESULTS ...PG 3

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•

Net cash flow provided by operating activities was $53.7 million during the six months ended June 30, 2008, compared to net cash flow provided by operating activities of $88.3 million during the six months ended June 30, 2007. The decrease in operating cash flows in 2008 was due to lower net income as compared to the prior year as well as payments related to legal matters accrued for in previous periods.

•

Capital expenditures decreased to $26.5 million during the six months ended June 30, 2008, from $31.3 million during the six months ended June 30, 2007. Capital expenditures represented 3.0 percent of total revenue during the six months ended June 30, 2008.

Financial Position

•	As of June 30, 2008 and December 31, 2007, cash and cash equivalents and investments totaled $421.4 million and $389.9 million, respectively.

•	Days sales outstanding (DSO) were 14 days as of June 30, 2008, consistent with DSO of 14 days as of December 31, 2007.

Stock Repurchase Program

Since July 2005, CEC’s Board of Directors has authorized the use of a total of $800.2 million to repurchase outstanding shares of the company’s common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors, including market conditions and corporate and regulatory requirements. The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.

During the second quarter of 2008, the company did not purchase shares of its common stock. Since the inception of the program, the company has repurchased 19.2 million shares of its common stock for approximately $604.4 million.

As of June 30, 2008, approximately $195.8 million was available under the stock repurchase program to repurchase outstanding shares of the company’s common stock.

CEC ANNOUNCES 2Q08 RESULTS ...PG 4

POPULATION AND NEW STUDENT START DATA

Student Population

Total student population by reportable segment as of July 31, 2008 and 2007, was as follows:

	Population July 31, 2008	Population July 31, 2007	Percentage Difference
Art & Design (1)	12,600	13,300	(5)%
Culinary Arts	10,000	11,000	(9)%
Health Education	15,100	12,900	17%
International	900	700	29%
University (2)	41,100	39,200	5%
Subtotal	79,700	77,100	3%
Transitional Schools	3,800	7,900	(52)%
CEC Consolidated	83,500	85,000	(2)%

(1)	As of July 31, 2008 and 2007, the Art & Design population included approximately 650 students and 80 students, respectively, who were taking classes in fully-online academic programs offered by Art & Design schools.
(2)	As of July 31, 2008 and 2007, the University population included approximately 32,800 students and 30,800 students, respectively, who were taking classes in fully-online academic programs offered by University schools.

New Student Starts

New student starts by reportable segment during the second quarter of 2008 and 2007, were as follows:

	Second quarter 2008	Second quarter 2007	Percentage Difference
Art & Design (1)	1,450	1,530	(5)%
Culinary Arts	1,670	2,070	(19)%
Health Education	4,320	3,820	13%
International	300	330	(9)%
University (2)	11,590	12,090	(4)%
Subtotal	19,330	19,840	(3)%
Transitional Schools	30	1,340	(98)%
CEC Consolidated	19,360	21,180	(9)%

CEC ANNOUNCES 2Q08 RESULTS ...PG 5

(1)	Art & Design new student starts include approximately 230 students who began taking classes in fully-online academic programs offered by Art & Design schools during the second quarter of 2008. There were no Art & Design fully-online student starts during the second quarter of 2007.
(2)	University new student starts includes approximately 10,550 students and 10,670 students, respectively, who began taking classes in fully-online academic programs offered by University schools during the second quarter of 2008 and 2007.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on August 7, 2008 at 10:00 AM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 800-435-1261 (domestic) or 617-614-4076 (international) and citing code 96232889. Please log-in or dial-in at least ten minutes prior to the conference call start time to ensure a connection. An archived version of the conference call webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling 888-286-8010 (domestic) or 617-801-6888 (international) and citing code 19893972.

About Career Education Corporation

The colleges, schools, and universities that are part of the Career Education Corporation (CEC) family offer high quality education to a diverse population of approximately 90,000 students across the world in a variety of career-oriented disciplines. The more than 75 campuses that serve these students are located throughout the U.S. and in France, Italy, and the United Kingdom, and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Approximately one-third of its students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

CEC is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu Schools North America; Harrington College of Design; Brooks Institute; International Academy of Design; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing quality education, enabling students to graduate and pursue rewarding careers.

For more information, see the company’s website at www.careered.com. The company’s website includes a detailed listing of individual campus locations and web links to its more than 75 colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth,

CEC ANNOUNCES 2Q08 RESULTS ...PG 6

results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks associated with unfavorable changes in the cost or availability of financing, including alternative loans, for our students; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school; increased competition; the effectiveness of our regulatory compliance efforts; future financial and operational results, including the impact of the impairment of goodwill and other intangible assets; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks, and effects of legal and administrative proceedings and investigations and governmental regulations, and class action and other lawsuits; costs, risks and uncertainties associated with our company-wide restructuring, including risks and uncertainties associated with changes in management and reporting responsibilities; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; risks related to the sale or teach-out of any campuses; risks related to general economic conditions including credit market conditions and other risk factors relating to our industry and business and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2007, and from time to time in our other reports filed with the Securities and Exchange Commission.

###

Investors:        John Springer

                        847/585-3899

Media:            Lynne Baker

                       847/851-7006

                       www.careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Three Months Ended June 30,
	2008	% of Revenue	2007(1)	% of Revenue
REVENUE:
Tuition and registration fees	$404,459	96.6%	$411,229	96.0%
Other	14,385	3.4%	16,942	4.0%

Total revenue	418,844	100.0%	428,171	100.0%

OPERATING EXPENSES:
Educational services and facilities	162,739	38.9%	158,268	37.0%
General and administrative	221,993	53.0%	247,011	57.7%
Depreciation and amortization	19,163	4.6%	19,144	4.5%
Goodwill and asset impairment	—	0.0%	—	0.0%

Total operating expenses	403,895	96.4%	424,423	99.1%

Operating income	14,949	3.6%	3,748	0.9%

OTHER INCOME (EXPENSE):
Interest income	3,018	0.7%	4,019	0.9%
Interest expense	(265)	-0.1%	(177)	0.0%
Share of affiliate earnings	0	0.0%	949	0.2%
Miscellaneous (expense) income	(84)	0.0%	484	0.1%

Total other income, net	2,669	0.6%	5,275	1.2%

Pretax income from continuing operations	17,618	4.2%	9,023	2.1%
Provision for income taxes	6,422	1.5%	3,117	0.7%

Income from continuing operations	$11,196	2.7%	$5,906	1.4%
Gain (loss) from discontinued operations, net of tax	1,495		$(781)

NET INCOME	$12,691		$5,125

NET INCOME PER SHARE - DILUTED
Income from continuing operations	$0.12		0.06
Gain (loss) from discontinued operations	$0.02		(0.01)

Net income	$0.14		$0.05

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	89,905		94,659

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale, the change in our reportable business segments during the first quarter of 2008 and to present Brooks College—Sunnyvale, CA and IADT Toronto as discontinued operations. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2008	December 31, 2007(1)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$181,367	$223,334
Investments	240,050	166,618

Total cash and cash equivalents and investments	421,417	389,952
Receivables:
Students, net of allowance for doubtful accounts of $35,636 and $35,507 as of June 30, 2008, and December 31, 2007, respectively	56,320	59,584
Other, net	7,631	9,052
Prepaid expenses	49,706	50,025
Inventories	13,204	15,400
Deferred income tax assets	19,449	19,418
Other current assets	8,921	16,456
Assets of discontinued operations	1,155	23,554

Total current assets	577,803	583,441

NON CURRENT ASSETS:
Property and equipment, net	319,192	337,073
Goodwill	382,667	379,507
Intangible assets, net	44,572	44,395
Other assets, net	22,628	22,050

TOTAL ASSETS	$1,346,862	$1,366,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$10,856	$11,843
Accounts payable	30,870	27,826
Accrued expenses:
Payroll and related benefits	47,939	34,305
Income taxes	11,936	19,556
Other	70,526	102,058
Deferred tuition revenue	131,928	159,482
Liabilities of discontinued operations	4,738	8,282

Total current liabilities	308,793	363,352

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,347	2,179
Deferred rent obligations	97,402	98,115
Deferred income tax liabilities	932	624
Other	10,508	4,473

Total long-term liabilities	111,189	105,391

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	9,285	11,615

STOCKHOLDERS’ EQUITY:
Common stock	931	930
Additional paid-in capital	216,214	207,294
Accumulated other comprehensive income	21,468	16,304
Retained earnings	768,008	736,603
Cost of shares in treasury	(89,026)	(75,023)

Total stockholders’ equity	917,595	886,108

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,346,862	$1,366,466

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale, the change in our reportable business segments during the first quarter of 2008 and to present Brooks College - Sunnyvale, CA and IADT Toronto as discontinued operations. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Six Months Ended June 30,
	2008	% of Revenue	2007(1)	% of Revenue
REVENUE:
Tuition and registration fees	$838,732	96.0%	$843,335	95.7%
Other	34,587	4.0%	37,694	4.3%

Total revenue	873,319	100.0%	881,029	100.0%

OPERATING EXPENSES:
Educational services and facilities	332,562	38.1%	317,249	36.0%
General and administrative	461,553	52.8%	480,961	54.6%
Depreciation and amortization	39,596	4.5%	37,543	4.3%
Goodwill and asset impairment	2,227	0.3%	—	0.0%

Total operating expenses	835,938	95.7%	835,753	94.9%

Operating income	37,381	4.3%	45,276	5.1%

OTHER INCOME (EXPENSE):
Interest income	6,452	0.7%	8,635	1.0%
Interest expense	(492)	-0.1%	(535)	-0.1%
Share of affiliate earnings	4,665	0.5%	2,661	0.3%
Miscellaneous (expense) income	(276)	0.0%	719	0.1%

Total other income, net	10,349	1.2%	11,480	1.3%

Pretax income from continuing operations	47,730	5.5%	56,756	6.4%

Provision for income taxes	15,918	1.8%	20,574	2.3%

Income from continuing operations	$31,812	3.6%	$36,182	4.1%

Loss from discontinued operations, net of tax	(2,737)		$(1,019)

NET INCOME	$29,075		$35,163

NET INCOME PER SHARE - DILUTED
Income from continuing operations	$0.35		0.38
Loss from discontinued operations	$(0.03)		(0.01)

Net income	$0.32		$0.37

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	90,149		95,715

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale, the change in our reportable business segments during the first quarter of 2008 and to present Brooks College—Sunnyvale, CA and IADT Toronto as discontinued operations. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
Net income	$29,075	$35,163
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	6,613	—
Depreciation and amortization expense	41,043	38,443
Bad debt expense	21,883	20,962
Compensation expense related to share-based awards	6,835	8,225
Gain on sale of business	(1,555)	—
Loss/(gain) on disposition of property and equipment	164	(216)
Share of affiliate earnings, net of cash received	939	250
Changes in operating assets and liabilities	(51,299)	(14,568)

Net cash provided by operating activities	53,698	88,259

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of acquired cash	—	(30,324)
Acquisition transaction costs	—	(1,432)
Purchases of property and equipment	(26,470)	(31,330)
Purchases of available-for-sale investments	(338,947)	(288,684)
Sales of available-for-sale investments	265,515	286,332
Other	1,205	(191)

Net cash used in investing activities	(98,697)	(65,629)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(14,002)	(124,921)
Issuance of common stock	1,982	10,990
Tax benefit associated with stock option exercises	103	2,566
Payments on revolving loans	(797)	—
Payments of capital lease obligations and other long-term debt	(295)	(1,376)

Net cash used in financing activities	(13,009)	(112,741)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	1,689	1,912

NET DECREASE IN CASH AND CASH EQUIVALENTS	(56,319)	(88,199)
Add: Cash balance of discontinued operations at beginning of the period	14,371	8,530
Less: Cash balance of discontinued operations at end of the period	19	11,709
CASH AND CASH EQUIVALENTS, beginning of the period	223,334	181,286

CASH AND CASH EQUIVALENTS, end of the period	$181,367	$89,908

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION

(In thousands)

	For the Three Months Ended June 30,
	2008	2007 (1)
REVENUE:
University	$175,358	$178,579
Culinary Arts	77,876	84,574
Health Education	56,808	51,088
Arts & Design	63,519	64,245
International	24,810	16,531
Transitional Schools	20,464	33,143
Corporate and other	9	11

	$418,844	$428,171

SEGMENT OPERATING INCOME (LOSS):
University	$27,475	$24,915
Culinary Arts	(273)	7,131
Health Education	3,776	2,856
Arts & Design (2)	4,485	565
International	3,205	424
Transitional Schools (2)	(8,225)	(21,399)
Corporate and other	(15,494)	(10,744)

	$14,949	$3,748

SEGMENT OPERATING INCOME (LOSS) PERCENTAGE:
University	15.7%	14.0%
Culinary Arts	-0.4%	8.4%
Health Education	6.6%	5.6%
Arts & Design	7.1%	0.9%
International	12.9%	2.6%
Transitional Schools	-40.2%	-64.6%

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale, the change in our reportable business segments during the first quarter of 2008 and to present Brooks - Sunnyvale, CA and IADT Toronto as discontinued operations. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.
(2)	For the three months ended June 30, 2007, the Transitional Schools segment included a $9.0 million pretax charge and Art & Design included a $4.1 million charge related to the probable settlement of certain legal matters.

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION

(In thousands)

	For the Six Months Ended June 30,
	2008	2007 (1)
REVENUE:
University	$352,509	$364,424
Culinary Arts	165,065	173,271
Health Education	113,049	100,453
Arts & Design	134,448	133,878
International	59,277	38,431
Transitional Schools	48,962	70,436
Corporate and other	9	136

	$873,319	$881,029

SEGMENT OPERATING INCOME (LOSS):
University	$52,466	$59,004
Culinary Arts	5,106	18,555
Health Education	8,902	6,484
Arts & Design	15,170	10,276
International	15,994	6,631
Transitional Schools (2)	(26,281)	(28,740)
Corporate and other	(33,976)	(26,934)

	$37,381	$45,276

SEGMENT OPERATING INCOME (LOSS) PERCENTAGE:
University	14.9%	16.2%
Culinary Arts	3.1%	10.7%
Health Education	7.9%	6.5%
Arts & Design	11.3%	7.7%
International	27.0%	17.3%
Transitional Schools	-53.7%	-40.8%

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale, the change in our reportable business segments during the first quarter of 2008 and to present Brooks - Sunnyvale, CA and IADT Toronto as discontinued operations. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.
(2)	For the six months ended June 30, 2008, the Transitional Schools segment included a $6.6 million goodwill and asset impairment charge and $9.5 million of severance and stay bonus expense. For the three months ended June 30, 2007, the Transitional Schools segment included a $9.0 million pretax charge related to probable settlement of certain legal matters.

CAREER EDUCATION CORPORATION

SELECTED SEGMENT START-UP INFORMATION

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007 (1)	2008	2007 (1)
REVENUE:
Culinary Arts (2)	3,335	—	5,706	—
Arts & Design (3)	2,561	—	4,782	—

	$5,896	$—	$10,488	$—

SEGMENT OPERATING (LOSS) INCOME:
Culinary Arts (2)	(2,597)	(1,435)	(4,945)	(2,506)
Arts & Design (3)	(976)	(993)	(1,575)	(1,254)

	$(3,573)	$(2,428)	$(6,520)	$(3,760)

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale and the change in our reportable business segments during the first quarter of 2008. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.
(2)	For the three and six months ended June 30, 2008 and 2007, Culinary Arts start-up campuses include LCB, Boston, MA and Dallas, TX and Kitchen Academy, St. Peters, MO and Seattle, WA.
(3)	For the three and six months ended June 30, 2008 and 2007, Art & Design start-up campuses include IADT Online, Tampa, FL.

CAREER EDUCATION CORPORATION

SELECTED UNIVERSITY SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007 (1)	2008	2007 (1)
UNIVERSITY REVENUE:
AIU
Online	$79,605	$84,714	$151,576	$172,484
Onground	18,149	22,205	41,131	47,588
CTU
Online	57,461	51,493	116,659	101,160
Onground	13,168	12,456	26,706	25,386
Briarcliffe	6,975	7,711	16,437	17,806

University	$175,358	$178,579	$352,509	$364,424

UNIVERSITY SEGMENT OPERATING INCOME (LOSS):
AIU
Online	$21,968	$22,995	$30,497	$49,893
Onground	(4,745)	(4,521)	(6,280)	(5,621)
CTU
Online	12,218	7,917	28,382	15,441
Onground	(762)	(129)	66	(294)
Briarcliffe	(1,204)	(1,347)	(199)	(415)

University	$27,475	$24,915	$52,466	$59,004

UNIVERSITY SEGMENT OPERATING INCOME (LOSS) PERCENTAGE:
AIU
Online	27.6%	27.1%	20.1%	28.9%
Onground	-26.1%	-20.4%	-15.3%	-11.8%
CTU
Online	21.3%	15.4%	24.3%	15.3%
Onground	-5.8%	-1.0%	0.2%	-1.2%
Briarcliffe	-17.3%	-17.5%	-1.2%	-2.3%
University	15.7%	14.0%	14.9%	16.2%

	Student Population as of July 31,
	2008	2007
AIU
Online	15,900	15,700
Onground	3,400	3,800
CTU
Online	16,900	15,100
Onground	3,900	3,600
Briarcliffe	1,000	1,000

University	41,100	39,200

	Student Starts for the three months ended June 30,
	2008	2007
AIU
Online	4,560	4,800
Onground	140	620
CTU
Online	5,980	5,880
Onground	780	670
Briarcliffe	130	120

University	11,590	12,090

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale and the change in our reportable business segments during the first quarter of 2008. For further information regarding our reclassification of reportable segments, please refer to our Form 8-K filings dated March 28, 2008 and April 11, 2008.